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Exhibit 10.4

EXHIBIT F

TO: The Purchasers of Isonics Corporation, 8% Convertible Debentures and Warrants

Gentlemen:

        This letter will confirm my agreement to vote all shares of Isonics Corporation, a California corporation (the "Company") voting stock over which I have voting control in favor of any resolution presented to the shareholders of the Company to approve the issuance, in the aggregate, more than 19.999% of the number of shares of common stock of the Company outstanding on the date of closing of the pursuant to that certain Securities Purchase Agreement, dated January 10, 2005, among the Company and the purchasers signatory thereto (the "Purchase Agreement") and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the Nasdaq Smallcap Market (or any successor entity). This agreement is given in consideration of, and as a condition to enter into such Securities Purchase Agreement and is not revocable by me.

Name:
Percentage Beneficial Ownership:

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  Exhibit 10.4